Exhibit 5.1

July 31, 2026

Interactive Brokers Group, Inc.

One Pickwick Plaza

Greenwich, Connecticut 06830

Re: Form S-3 Registration Statement and Prospectus Supplement

Ladies and Gentlemen:

We have acted as special counsel to Interactive Brokers Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed on July 31, 2026 by the Company as an automatic shelf registration statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time on a delayed or continuous basis, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an indeterminate number of Common Shares (the “Common Shares”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Common Shares as set forth below.

We have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate to express the opinions set forth below. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering the opinions set forth below, we have relied as to factual matters upon certificates of public officials, certificates and other assurances of officers and representations of the Company.

We have further assumed that (a) at or prior to the time of the delivery of any of the Common Shares, the Registration Statement, including any amendments thereto, will be effective under the Act and a supplement to the Prospectus forming a part of the Registration Statement applicable to the offer and sale of such Common Shares will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, (b) at or prior to the time of the issuance of any of the Common Shares, the Board shall not have rescinded or otherwise modified the authorization of such Common Shares, and (c) the Company will have a sufficient number of authorized but unissued Common Shares under the Certificate of Incorporation of the Company at the time of such issuance.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of the offering of the Common Shares and related matters and when such Common Shares are issued and delivered against receipt by the Company of payment of the agreed-upon consideration therefor as provided in the applicable supplement to the Prospectus, the Common Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion herein concerning any other laws, rules or regulations (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Common Shares).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement on Form S-3 of the Company. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Common Shares may be issued from time to time on a delayed or continuous basis.

Sincerely,

/s/ Dechert LLP

Dechert LLP